[Terex Logo]

                                TEREX CORPORATION

                                 CONFERENCE CALL
                             Thursday, July 22, 2004
                             8:30 a.m. Eastern Time

Westport, CT, July 13, 2004 -- You are invited by Terex Corporation (NYSE:TEX) to participate in a conference call to review its second quarter 2004 financial results. The live call will begin on Thursday, July 22, 2004 at 8:30 a.m., Eastern Time. Ronald M. DeFeo, Chairman and CEO, will host the call.

To access the conference call, please call (877) 726-6603 on Thursday, July 22, 2004 at least 10 minutes before the call is scheduled to begin.

To accommodate our audiences in earlier time zones or anyone unable to listen, there will be a replay of the teleconference. The replay will be available shortly after the conclusion of the call and can be accessed until Thursday, July 29, 2004 at 6:00 p.m., Eastern Time. To access the replay, please call
(800) 642-1687 and enter conference id #8764961.

International participants should call (706) 634-5517 at least 15 minutes before the start of the conference call. To access the replay, please call (706) 645-9291 and enter conference id #8764961.

Terex Corporation will be releasing its second quarter 2004 financial results to the wire services on Wednesday, July 21, 2004 after market close. You may visit our Website, www.terex.com, for immediate access to this press release under the Investors section.

Also, a simultaneous, listen-only mode webcast of this conference call will be available on www.terex.com. Those who wish to listen to the conference call should visit the Investors section of the company's Website at least 15 minutes prior to the event's broadcast. Then, follow the instructions provided to assure that the necessary audio applications are downloaded and installed. These programs can be obtained at no charge to the user.

For further information, contact Elizabeth Gaal, Investor Relations Associate, at (203) 222-5942.

Terex Corporation is a diversified global manufacturer with 2003 revenues of $3.9 billion. The Company operates in five business segments: Terex Construction, Terex Cranes, Terex Aerial Work Platforms, Terex Mining, and Terex Roadbuilding, Utility Products and Other. Terex manufactures a broad range of equipment for use in various industries, including the construction, infrastructure, quarrying, recycling, surface mining, shipping, transportation, refining, utility and maintenance industries. Terex offers a complete line of financial products and services to assist in the acquisition of Terex equipment through Terex Financial Services. More information on Terex can be found at www.terex.com.

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                                Terex Corporation
           500 Post Road East, Suite 320, Westport, Connecticut 06880
          Telephone: (203) 222-7170, Fax: (203) 222-7976, www.terex.com